UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2018

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 2024 , Chicago, Illinois 60654
(Address of Principal Executive Offices) (Zip Code)

(312) 506-1200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

        On February 15, 2018, Allscripts Healthcare, LLC (the “Company”), a North Carolina limited liability company and subsidiary of Allscripts Healthcare Solutions, Inc. (“Allscripts”), certain subsidiaries of the Company and Hyland Software, Inc., an Ohio corporation (“Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

        Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Purchaser has agreed to acquire (the “Acquisition”) substantially all of the assets of the Company’s business providing hospitals and health systems document and other content management software and services generally known as “OneContent” (the “ECM Business”). Certain assets of the Company relating to the ECM Business will be excluded from the transaction and retained by the Company, as described in the Asset Purchase Agreement. In addition, Purchaser will assume certain liabilities related to the ECM Business under the terms of the Asset Purchase Agreement.

        Completion of the Acquisition is subject to various conditions, including, among others, (i) no order or other legal restraint or prohibition being in effect that would prohibit or prevent the transactions from being consummated; (ii) no legal proceeding having been commenced by any governmental entity that seeks to prohibit, enjoin or restrain the consummation of the transactions; and (iii) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act having expired or otherwise having been terminated. Each party’s obligation to consummate the Acquisition is also subject to certain additional conditions, including performance in all material respects by the other party of its obligations under the Asset Purchase Agreement. The Asset Purchase Agreement contains certain termination rights for both Purchaser and the Company, including if the closing of the Acquisition has not occurred by May 16, 2018. The Asset Purchase Agreement contains customary representations and warranties of the Company and Purchaser as set forth therein, and the Company and Purchaser also agreed to customary covenants, including covenants requiring the Company to conduct the ECM Business in the ordinary course prior to the completion of the Acquisition.

         The Asset Purchase Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Purchaser, the Company or their respective subsidiaries and affiliates or the ECM Business. The Asset Purchase Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the other party and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Purchaser, the Company, their respective subsidiaries and affiliates or the ECM Business.

        The foregoing description of the Asset Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

   (d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of February 15, 2018, by and among Hyland Software, Inc., Allscripts Healthcare, LLC, PF2 EIS LLC, Allscripts Software, LLC and Allscripts Healthcare Solutions, Inc.

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on February 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: February 16, 2018	By:	/s/ Dennis M. Olis
Name: Dennis M. Olis
Title: Chief Financial Officer